EXHIBIT  21.1

LIST OF SUBSIDIARIES
--------------------

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
Evolve Software Europe, Ltd.                  United  Kingdom

Evolve International, Inc.                    Delaware,  USA

Evolve Canada, Inc.                           Ontario,  Canada

Evolve Software (India) Pvt. Ltd.             India


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